UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2008

VS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, VS Holdings, Inc. (the “Company”), VS Parent, Inc. (“Parent”), the Company’s parent company, Vitamin Shoppe Industries Inc. (“VSI”), the Company’s subsidiary operating company, and VS Direct, Inc., a subsidiary of VSI (together with the Company, Parent and VSI, “Vitamin Shoppe”), entered into an amendment effective March 6, 2008 (the “Amendment”), to the Third Amended and Restated Employment Agreement of Cosmo La Forgia, Vice President of Finance, entered into as of June 12, 2006, by and between Vitamin Shoppe and Mr. La Forgia (the “Employment Agreement”). The Amendment extends the term of Mr. La Foriga’s employment to June 11, 2010. The Amendment also modifies existing provisions related to Mr. La Forgia’s severance agreement. The severance provisions provide that Mr. La Forgia will receive an amount equal to his annual base salary through the earlier of (1) twelve months after the date of termination, or through June 11, 2009, whichever is later, and (2) the expiration of the term of the agreement on June 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe Holdings, Inc.

Date: March 11, 2008	By:	/s/ Michael G. Archbold
	Name:	Michael G. Archbold
	Title:	Chief Financial Officer